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                                                   Stokes & Hinds, LLC

                                              Certified Public Accountants
                                                   & Business Advisors



                                                         Members:
                                            American and Pennsylvania Institutes
                                              of Certified Public Accountants
                                                  Division for CPA Firms:
                                                   SEC Practice Section




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and in the Form AC and Application H-(e)1-S filed with the Office of Thrift Supervision of our report dated October 26, 2001 on the financial statements of Mt. Troy Savings Bank, FSB for the years ended September 30, 2001 and 2000. We also consent to the references to us under the heading "Experts" in the Registration Statement on Form SB-2 and the Form AC and Application H-(e)1-S.



/s/Stokes & Hinds, LLC
----------------------
Stokes & Hinds, LLC



Pittsburgh, PA
February 4, 2002


                                                          9401 McKnight Road
                                                        Pittsburgh, Pennsylvania
                                                               15237-6000

                                                             Phone  412-364-0590
                                                        Voice Mail  412-364-6070
                                                               Fax  412-364-6176